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                                                                     EXHIBIT 4.9
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                                   FIRST SUPPLEMENTAL INDENTURE

                                              BETWEEN

                                     FEDERAL-MOGUL CORPORATION

                                                AND

                                       THE BANK OF NEW YORK

                                   DATED AS OF DECEMBER 1, 1997

$515,463,950 (SUBJECT TO INCREASE UP TO $592,783,550 IN THE EVENT AN OVER-ALLOTMENT OPTION IS EXERCISED)

7% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

===============================================================================


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                  FIRST SUPPLEMENTAL INDENTURE, dated as of December 1, 1997
(the "FIRST SUPPLEMENTAL Indenture"), between Federal-Mogul Corporation, a Michigan corporation (the "COMPANY"), and The Bank of New York, as trustee (the "TRUSTEE") under the Indenture dated as of December 1, 1997 between the Company and the Trustee (the "BASE INDENTURE" and, together with the First Supplemental Indenture, the "INDENTURE").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 7% Convertible Junior Subordinated Debentures (the "CONVERTIBLE DEBENTURES"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

         WHEREAS, Federal-Mogul Financing Trust, a Delaware statutory business trust (the "TRUST"), has offered to Morgan Stanley & Co. Incorporated (the "INITIAL PURCHASER") in a private placement $500,000,000 ($575,000,000 if the Initial Purchaser's over-allotment option is exercised) aggregate liquidation amount of its 7% Trust Convertible Preferred Securities (the "CONVERTIBLE PREFERRED SECURITIES"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $15,463,950 ($17,783,550, if the Initial Purchaser's option is exercised) aggregate liquidation amount of its Common Securities, in $515,463,950 ($592,783,550 if the Initial Purchaser's over-allotment option is exercised) aggregate principal amount of the Convertible Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Convertible Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.


         NOW THEREFORE, in consideration of the purchase and acceptance of the Convertible Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Convertible Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:




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                                    ARTICLE 1

                                  DEFINITIONS

         SECTION 1.1. Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms that are defined in the Base Indenture and not otherwise defined herein have the same meanings when used in this First Supplemental Indenture;

          (b) the terms defined in this Article have the meaning assigned to them in this Article and include the plural as well as the singular;

          (c) all other terms used herein that are defined in the Trust Indenture Act, whether directly or by reference therein, have the meanings assigned to them therein;

          (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

          (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (f) headings are for convenience of reference only and do not affect interpretation; and

          (g) the following terms have the meanings given to them in the
Declaration: (i) "ADMINISTRATORS"; (ii) "BUSINESS DAY"; (iii) "CLEARING AGENCY";
(iv) "COMMON STOCK"; (v) "CONVERTIBLE PREFERRED SECURITY CERTIFICATE"; (vi) "DELAWARE TRUSTEE"; (vii) "DISSOLUTION TAX OPINION"; (viii) "DISTRIBUTION"; (ix) "DTC"; (x) "INSTITUTIONAL TRUSTEE"; (xi) "INVESTMENT COMPANY EVENT"; (xii) "NO-RECOGNITION OPINION"; (xiii) "NON-U.S. Person"; (ix) "PORTAL MARKET"; (xv) "PURCHASE AGREEMENT"; (xvi) "QIB"; (xvii) "RULE 144A"; (xviii) "REGULATION S";
(xix) "RULE 144(K)"; (xx) "REDEMPTION TAX OPINION"; (xxi) "ADMINISTRATORS";
(xxii) "SPECIAL EVENT"; (xxiii) "TAX EVENT" and (xxiv) "TRUST SECURITIES".

         "ADDITIONAL INTEREST" shall have the meaning set forth in Section 2.05.

         "APPLICABLE PRICE" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Prices of one share of Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, but


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the adjustment shall be based upon the consideration that the holders of Common
Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

         "CLOSING PRICE" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the New York Stock Exchange Composite Tape or, if the common stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such common stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if not reported by the Nasdaq Stock Market, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the board of directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the board of directors.

         "COMMON STOCK FUNDAMENTAL CHANGE" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the board of directors of the Company) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The NASDAQ National Market; provided, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Debentures continue to exist as outstanding Convertible Debentures or (ii) the outstanding Convertible Debentures continue to exist as Convertible Debentures and are convertible into shares of the common stock of the corporation succeeding to the business of the Company.

         "COMPOUNDED INTEREST" shall have the meaning specified in Section 4.01.

         "CONVERTIBLE PREFERRED SECURITIES" has the meaning specified in the recitals to this First Supplemental Indenture.

         "CONVERSION PRICE" has the meaning set forth in Section 6.01.

         "DECLARATION" means the Amended and Restated Declaration of Trust of Federal-Mogul Financing Trust, a Delaware statutory business trust, dated as of December 1, 1997.

         "DEFERRED INTEREST" has the meaning specified in Section 4.01.

         "DISSOLUTION EVENT" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Convertible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.



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         "EXTENSION PERIOD" has the meaning specified in Section 4.01.

         "FUNDAMENTAL CHANGE" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, that in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

         "MATURITY DATE" means the date on which the Convertible Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

         "NON-STOCK FUNDAMENTAL CHANGE" means any Fundamental Change other than a Common Stock Fundamental Change.

         "OFFER" means the recommended cash offer by the Company announced on October 16, 1997 to acquire the entire issued share capital of T&N plc ("T&N").

         "OPTIONAL REDEMPTION PRICE" has the meaning specified in Section 3.02.

         "PURCHASER STOCK PRICE" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

         "REFERENCE MARKET PRICE" initially means $27.43 and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price.

         "TRADING DAY," in reference to a given security, shall mean a day on which such security is traded on the national securities exchange or quotation system used to determine the Closing Price for such security.


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                                    ARTICLE 2

           GENERAL TERMS AND CONDITIONS OF THE CONVERTIBLE DEBENTURES

         SECTION 2.1. Designation and Principal Amount. There is hereby authorized a series of Debentures designated the "7% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES," limited in aggregate principal amount to the sum of
(a) $515,463,950 and (b) such aggregate principal amount (which may not exceed $77,319,600 aggregate principal amount) of Convertible Debentures as shall be purchased by the Trust pursuant to an over-allotment option in accordance with the terms of the Purchase Agreement, except for Convertible Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Convertible Debentures under the terms of this Indenture, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Convertible Debentures pursuant to Section 2.04 of the Base Indenture.

         SECTION 2.2.  Maturity.  The Maturity Date is December 1, 2027.

         SECTION 2.3. Form and Payment. Except as provided in Section 2.04, the Convertible Debentures shall be issued to the Trust in fully registered certificated form without coupons in denominations of $50 in principal amount and integral multiples thereof. Principal and interest on the Convertible Debentures issued in certificated form will be payable, the transfer of such Convertible Debentures will be registrable and such Convertible Debentures will be exchangeable for Convertible Debentures bearing identical terms and provisions, at the office or agency of the Company; provided, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

         SECTION 2.4. Exchange and Registration of Transfer of Convertible Debentures Distributed Upon Dissolution; Restrictions on Transfers; Depositary . If distributed to holders of Convertible Preferred Securities in connection with a Dissolution Event, the Convertible Debentures will be issued to such holders in the same form as the Convertible Preferred Securities that such Convertible Debentures replace, and shall be governed by the following provisions:

          (a) So long as Convertible Debentures are eligible for book-entry settlement with the Despositary, or unless otherwise required by law, all Convertible Debentures that are so eligible will be represented by one or more Global Debentures. The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with the Indenture and the procedures of the Depositary therefor.

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         Beneficial owners of a Convertible Debenture represented by a Global
Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Convertible Debenture.

          (b) Each Convertible Debenture that bears or is required to bear the legend set forth in this Section (a "RESTRICTED SECURITY") shall be subject to the restrictions on transfer provided in the legend set forth in this Section, unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such securityholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section and in Section 2.04(c), the terms "TRANSFER" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         Prior to the Transfer Restriction Termination Date, any certificate evidencing a Convertible Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

              THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO FEDERAL-MOGUL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE


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              SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY
              TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY
              EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR
              ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE
              BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS INSTITUTIONAL TRUSTEE (OR A SUCCESSOR INSTITUTIONAL TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. EACH PURCHASER OR HOLDER OF THE SECURITY EVIDENCED HEREBY WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO PART 4 OF SUBTITLE B OF TITLE 1 OF ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN OR (B) ITS
              ACQUISITION, HOLDING AND DISPOSITION OF THE SECURITY EVIDENCED HEREBY WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 91-38, PTCE 84-14, PTCE 90-1, PTCE 95-60 OR PTCE 96-23.

         Following the Transfer Restriction Termination Date or the sale of a Debenture pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act, any Convertible Debenture or security issued in exchange or substitution therefor (other than (i) Convertible Debentures acquired by the Company or any Affiliate thereof since the issue date of the Convertible Preferred Securities and (ii) Common Stock issued upon the conversion or exchange of any Convertible Debenture described in clause (i) above) may, upon surrender of such Convertible Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section, be exchanged for a new Convertible Debenture or Convertible Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section.

         Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

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         The Depositary shall be a clearing agency registered under the Exchange
Act. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Convertible Debentures in global form. Initially, the Global Debenture shall be issued to DTC, registered in the name of Cede & Co. ("CEDE"), as the nominee of DTC, and deposited with the Trustee as custodian for Cede.

         If at any time the Depositary for the Global Debenture notifies the Company that it is unwilling or unable to continue as Depositary for such Convertible Debentures, or, at any time, ceases to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such depositary, the Company may appoint a successor Depositary with respect to such Convertible Debentures. If a successor Depositary for the Convertible Debentures is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Convertible Debentures, will authenticate and deliver, Convertible Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for such Global Debentures.

         Similarly, either (i) if the Company so elects in its sole discretion or (ii) if there shall have occurred an Indenture Event of Default with respect to the Convertible Debentures, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Convertible Debentures, will authenticate and deliver, Convertible Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for such Global Debentures.

         Definitive Convertible Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Convertible Debentures to the person in whose names such definitive Convertible Debentures are so registered.

         At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, converted, exchanged, repurchased by the Company pursuant to Article 3 or canceled, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

          (c) Any Convertible Debenture or Common Stock issued upon the conversion or exchange of a Convertible Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company


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or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Convertible Debentures or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144 under the Securities Act).

         SECTION 2.5. Interest. (a) Each Convertible Debenture will bear interest at the rate of 7% per annum (the "COUPON RATE") from December 1, 1997 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article 4) quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing on March 1, 1998, to the Person in whose name such Convertible Debenture or any predecessor Convertible Debenture is registered at the close of business on the Regular Record Date for such interest installment, which Regular Record Date shall be one Business Day prior to that Interest Payment Date (provided, that, in the event that the Convertible Debentures are not held solely in book-entry form, the Regular Record Date shall be 15 days prior to that Interest Payment Date).

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If, at any time while the Institutional Trustee is the Holder of any Convertible Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority then, in any such case, the Company will pay as additional interest ("ADDITIONAL INTEREST") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will not be less than the amounts the Trust would have received had no such taxes, duties, assessments or other government charges been imposed.

         SECTION 2.6. No Satisfaction and Discharge. The Convertible Debentures are not entitled to the benefit of the Satisfaction and Discharge Provisions of
Article 3 (other than Section 3.01(a)(i) thereof) of the Base Indenture.

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                                    ARTICLE 3

                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

         SECTION 3.1. Tax Event Redemption. (a) If a Tax Event has occurred and is continuing and, after receipt of a Dissolution Tax Opinion by the Administrators;

                  (i) the Company has received a Redemption Tax Opinion of nationally recognized tax counsel experienced in such matters, or

                 (ii) the Administrators shall have been informed by such tax counsel that it cannot deliver a No-Recognition Opinion to the Trust,

then, notwithstanding Section 3.02, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90-DAY PERIOD") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest (including Compound Interest) thereon to the date of such redemption (the "REDEMPTION PRICE"); provided, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("MINISTERIAL ACTION"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Trust or the holders of the Trust Securities and will involve no material cost, the Company shall pursue such measures in lieu of redemption; provided further, that the Company shall have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action pursuant to the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines; provided, that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the redemption date.

         SECTION 3.2. Optional Redemption by Company. Pursuant to the procedures described in Article 10 of the Base Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after December 6, 2000. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "OPTIONAL REDEMPTION Price") together with accrued and unpaid interest, including Compounded and Additional Interest to, but excluding, the Redemption Date. If the Convertible Debentures are redeemed during the period beginning December 6, 2000 and ending November 30, 2001, the Redemption Price shall be 104.9%. The table below shows Redemption Prices for Convertible Debentures redeemed during the 12-month period beginning December 1:



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                         YEAR                               REDEMPTION PRICE

                         2001                               104.2%

                         2002                               103.5

                         2003                               102.8

                         2004                               102.1

                         2005                               101.4

                         2006                               100.7

                         2007 and thereafter                100.0

         If Convertible Debentures are redeemed on any March 1, June 1, September 1 or December 1, accrued and unpaid interest shall be payable to Holders on the relevant Regular Record Date.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

         Notwithstanding the foregoing, the Company may not redeem any Convertible Debentures, unless all accrued interest thereon (including Compound Interest) has been paid for all quarterly periods terminating on prior to the date of notice of redemption.

         So long as the corresponding Convertible Preferred Securities are outstanding, if the Convertible Debentures are only partially redeemed pursuant to this Section, the Convertible Debentures will be selected for redemption by any method utilized by the Trustee. Otherwise they will be redeemed pro rata. The Optional Redemption Price, together with any required interest payment, shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines; provided, that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price, together with any required interest payment, by 10:00 a.m., New York time, on the date such amounts are to be paid.

         SECTION 3.3. No Sinking Fund. The Convertible Debentures are not entitled to the benefit of any sinking fund.

                                    ARTICLE 4

                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.1. Extension of Interest Payment Period. So long as an Event of Default under Section 4.01(a) of the Base Indenture shall not have occurred and be continuing, the Company shall have the right at any time, and from time to time, during the term of the Convertible Debentures to defer payments of interest by extending the interest payment period of such Convertible Debentures for a period not exceeding 20 consecutive quarters (the "EXTENSION PERIOD"), during which Extension Period no interest shall be due and payable; provided, that no Extension Period may extend beyond the Maturity Date or any earlier Redemption Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("COMPOUNDED INTEREST"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Convertible Debentures, including any Additional Interest and Compounded Interest (together, "DEFERRED INTEREST") that shall be payable to the Holders of the Convertible Debentures in whose names the Convertible Debentures are registered in the Debenture Register on the first Regular Record Date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period; provided, that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date or any earlier Redemption Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

         SECTION 4.2. Notice of Extension. (a) If the Institutional Trustee is the only Holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Administrators and the Institutional Trustee of its selection of such Extension Period one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Securities are payable, or (ii) if applicable, the date the Administrators are required to give notice of the record date, or the date such Distributions are payable, to holders of the Convertible Preferred Securities but in any event at least one Business Day before such record date.

          (b) If the Institutional Trustee is not the only Holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to Holders of the Convertible Debentures.

          (c) The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section shall be counted as one of the 20 consecutive quarters permitted in the maximum Extension Period permitted under Section 4.01.

         SECTION 4.3. Limitation of Transactions. If the Company shall exercise its right to defer payment of interest as provided in Section 4.01, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of its common stock in connection with satisfaction by the Company or any of its subsidiaries of their respective obligations under any incentive or employee benefit plans of the Company of any of its subsidiaries, (B) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock or the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for the Company's capital stock), (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures and (iii) the Company shall not make any guarantee payments with respect to the foregoing.



                                    ARTICLE 5

                                    EXPENSES

         SECTION 5.1. Payment of Expenses. In connection with the offering, sale and issuance of the Convertible Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Convertible Debentures and Trust Securities, including commissions to the purchaser payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 5.06 of the Base Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the retention of the trustees and the Administrators of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) pay all costs and expenses related to the enforcement by the Institutional Trustee of the rights of the holders of the Convertible Preferred Securities; and

          (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         SECTION 5.2. Payment upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 5.07 of the Base Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.06 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.



                                    ARTICLE 6

                      CONVERSION OF CONVERTIBLE DEBENTURES

         SECTION 6.1. Conversion Rights. Subject to and upon compliance with the provisions of this Article 6, the Convertible Debentures are convertible, at the option of the Holder, at any time beginning 90 days following the latest date of original issuance of any Convertible Debentures through the close of business on the Business Day before December 1, 2027 (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day prior to the corresponding Redemption Date) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 0.9709 shares of Common Stock for each $50 in aggregate principal amount of Convertible Debentures (equivalent to a conversion price of $51.50 per share of Common Stock (the "CONVERSION PRICE")), subject to adjustment as described in this Article. Within one Business Day after the date (the "DATE OF NON-COMPLETION") which is the earlier of (a) the date the Company withdraws the Offer, and (b) September 25, 1998, if the Offer has not been declared unconditional in all respects, the Company will provide notice of such occurrence to the Holders. Effective as of the fourteenth Trading Day following the Date of Non-Completion, the Conversion Price will be adjusted to the lower of (a) the Conversion Price in effect immediately prior to the Date of Non-Completion and (b) the product of (i) the average of the daily Closing Prices of the Common Stock during the ten consecutive Trading Days beginning on the third Trading Day after the Date of Non-Completion and (ii) 1.239; provided, that in no event shall the Conversion Price be reset to less than $41.51. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures into that number of fully paid and nonassessable shares of Common

Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by such Conversion Price. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         SECTION 6.2. Conversion Procedures. (a) In order to convert all or a portion of the Convertible Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Convertible Preferred Securities may exercise its right under the Declaration to convert such Convertible Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Convertible Preferred Security for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $50 principal amount of Convertible Debentures for each Convertible Preferred Security) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article and, if such Convertible Preferred Securities are in definitive form, surrendering such Convertible Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Convertible Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities.

         If a Notice of Conversion is delivered after the close of business on a Regular Record Date and on or prior to the related Interest Payment Date, the interest installment payable on such Interest Payment Date shall be payable to the Holder of record at the close of business on such Regular Record Date, despite such conversion, and when surrendered for conversion, such Convertible Debenture (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a Redemption Date occurring after such Regular Record Date and on or prior to such Interest Payment Date) must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date. However, if a Redemption Date falls between such record date and the related Interest Payment Date, the Holder will be entitled to receive, on such Interest Payment Date, the interest accrued to, but excluding, such Redemption Date. Except as otherwise provided in the first and second sentences of this paragraph, in the case of any Convertible Debenture that is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Convertible Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "CONVERSION DATE") by the Conversion Agent from the Holder of the Convertible Debentures or from a holder of the Convertible Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons entitled to receive such Common Stock.

          (b) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Compounded Interest) accrued on such Convertible Debentures at the time of such conversion.

          (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Convertible Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Convertible Preferred Securities so converted.

          (d) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with Section 12.02 of the Base Indenture.

          (e) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Convertible Preferred Securities (in the exchange of Convertible Preferred Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this Article and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

SECTION 6.3. Conversion Price Adjustments. The Conversion Price shall be adjusted from time to time as follows:

          (a) In case the Company shall, while any of the Convertible Debentures are outstanding, (i) issue shares of Common Stock as a dividend or distribution with respect to Common Stock, (ii) subdivide outstanding shares of Common Stock,
(iii) combine outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price for the Convertible Debentures shall be adjusted so that the Holder of any Convertible Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company that such Holder would have owned immediately following such action had such Convertible Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection, the Holder of any Convertible Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the board of directors (whose determination shall be conclusive and shall be described in a board resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price for the Convertible Debentures between or among shares of such classes or series of capital stock.

          (b) In case the Company shall, while any of the Convertible Debentures are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date such rights or warrants are issued) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subsection (h) below) on the record date mentioned below, the Conversion Price for the Convertible Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that no shares of Common Stock are so delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

          (c) Subject to the last sentence of this subsection, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets or rights or warrants to subscribe for or purchase any of its securities (excluding any rights or warrants referred to in subsection (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subsection (a) of this Section), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (h)) of the Common Stock on the date fixed for the payment of such distribution (the "REFERENCE DATE") less the fair market value (as determined in good faith by the board of directors, whose determination shall be conclusive and described in a resolution of the board of directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date; provided, that in the event the numerator shall be less than one, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Convertible Debentures shall have the right to receive upon conversion the amount of such distribution such Holder would have received had such Holder converted each Convertible Debenture immediately prior to the Reference Date. In the event that no such dividend or distribution is so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not occurred. If the board of directors determines the fair market value of any distribution for purposes of this subsection by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock (determined as provided in subsection (h)). For purposes of this subsection, any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subsection) immediately followed by (ii) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by subsection (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subsection shall be substituted for (1) "the record date in the case of a dividend or other distribution," and (2) "the record date for the determination of stockholders entitled to receive such rights or warrants" and
(3) "the date fixed for such determination" within the meaning of subsections
(a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subsection (a).

          (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding any such distribution that constitutes a Fundamental Change and any quarterly cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly dividend on Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the Conversion Price pursuant to this subsection (d) (as adjusted to reflect subdivisions or combinations of Common Stock) and (y) 3.75% of the current market price per share (determined as provided in subsection (h)) of the Common Stock), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (h)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock (determined as provided in subsection (h)), such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (determined as provided in subsection (h)) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of shares of Convertible Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Convertible Debenture immediately prior to the record date for the distribution of the cash. If an adjustment is required to be made pursuant to this subsection (d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded as provided above. If an adjustment is required to be made pursuant to this subsection as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution. In the event that no such dividend or distribution is so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such Record Date had not been fixed.

          (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the board of directors, whose determination shall be conclusive and described in a resolution of the board of directors) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price (determined as provided in subsection (h)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time.

          (f) In case a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by a Person other than the Company or any Subsidiary of the Company of consideration per share of Common Stock having a fair market value (as determined in good faith by the board of directors, whose determination shall be conclusive and described in a resolution of the board of directors) at the applicable Expiration Time that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the applicable Expiration Time in which as of the closing date of the offer the board of directors of the Company is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection by a fraction (which shall not be greater than one) of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and, (ii) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become retroactively effective immediately prior to the opening of business on the day following the Expiration Time; provided, that the reduction of the Conversion Price contemplated by this subsection will only be made if the tender offer or exchange offer is made for an amount that increases that Person's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding; and provided further, that the reduction of the Conversion Price contemplated by this subsection will not be made if as of the close of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company.

          (g) In the event that the Preferred Share Purchase Rights (the "RIGHTS") of the Company are separated from the Common Stock in accordance with the provisions of the Company's preferred share purchase rights plan (or any successor plan) such that the Holders of Convertible Debentures would thereafter not be entitled to receive any such Rights in respect of the Company's Common Stock issuable upon conversion of such Convertible Debentures, the Conversion Price will be adjusted as provided in clause (c) (subject to readjustment in the event of the expiration, termination or redemption of the Rights). In lieu of any such adjustment, the Company may amend its preferred share purchase rights plan to provide that upon conversion of the Convertible Debentures the Holders will receive, in addition to the Company's Common Stock issuable upon such conversion, the Rights that would have attached to such shares of Company's Common Stock if the Rights had not become separated from such Common Stock pursuant to the provisions of such plan.

          (h) For the purpose of any computation under subsection (b), (c), (d) or (e), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the ten Trading Day period ending on the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, that if more than one event occurs that would require an adjustment pursuant to subsections (a) through (f), inclusive, the board of directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section, in which case any such determination by the board of directors shall be set forth in a board resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange, Inc. or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

          (i) The Company may make such reductions in the Conversion Price, in addition to those required by subsections (a) through (f), as the board of directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the board of directors shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of the Convertible Debentures a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, that any adjustments that by reason of this subsection are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          (k) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of Convertible Debentures.

          (l) Except as specifically provided in this First Supplemental Indenture, the Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. In addition, no adjustment of the conversion price will be made upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in the Company's Common Stock under any such plan or the issuance of Common Stock or options or rights to purchase the Company's Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of the Company or any of its subsidiaries or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Debentures are first issued.

         SECTION 6.4. Merger, Consolidation, or Sale of Assets. (a) In the event that the Company shall be a party to any transaction (including without limitation (i) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate
                                       22
provision shall be made as part of the terms of such transaction whereby the Holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture only into:

                  (i) in the case of any such transaction that does not constitute a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Debenture immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the Conversion Price in accordance with clause (i) of subsection (c) of this Section; and

                  (ii) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of subsection (c) of this Section.

          (b) The company formed by such consolidation or resulting from such merger or that acquired such assets or that acquires the Company's shares, as the case may be, shall enter into a supplemental indenture with the Trustee, satisfactory in form to the Trustee and executed and delivered to the Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions shall similarly apply to successive transactions of the foregoing type.

          (c) Notwithstanding any other provision of this Section to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as follows:

                  (i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Convertible Debentures immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to Section 6.03, and (B) the product of the greater of the Applicable Price and the then applicable Reference Market Price and a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the Optional Redemption Price set forth in Section 3.02 for $50 in principal amount of Convertible Debentures if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing December 1, 1997 and December 1, 1998 and the period beginning December 1, 1999 and ending December 5, 2000, the product of 107%,

         106.3% and 105.6% respectively), times $50 plus (y) any then-accrued and unpaid interest on $50 principal amount of Convertible Debentures; and

                 (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the Convertible Debentures immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to
         Section 6.03, multiplied by a fraction, the numerator of which is the Purchaser Stock Price and the denominator of which is the Applicable Price; provided, that in the event of a Common Stock Fundamental Change in which 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquirer or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquirer or other third party (and any cash with respect to fractional interests), the Conversion Price of the Convertible Debentures immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

         SECTION 6.5. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

         (a) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Convertible Preferred Securities and the Convertible Debentures; and

         (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the transfer books of the Company and the Trust.

         SECTION 6.6.  Prior Notice of Certain Events.  In case:

         (a) the Company shall (i) declare any dividend (or any other distribution) on its Common Stock, other than a dividend payable in shares of Common Stock or a dividend payable in cash that would not require an adjustment pursuant to Section 6.03(c) or (d), (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 6.03(e) or (iii) become aware of a tender or exchange offer that would require an adjustment pursuant to Section 6.03(f).

          (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

          (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (i) if any Convertible Preferred Securities are outstanding, cause to be filed with Institutional Trustee for the Convertible Preferred Securities, and cause to be mailed to the holders of record of the Convertible Preferred Securities, at their last addresses as they shall appear upon the transfer books of the Trust, and (ii) shall cause to be filed with the Trustee and cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective or such tender or exchange offer is expected to expire, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such tender or exchange offer, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up.

         SECTION 6.7. Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in Section 6.03(c) or 6.03(d), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Convertible Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, that, at the election of the Company (whose election shall be evidenced by a resolution of the board of directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the board of directors, whose determination shall be conclusive and described in a resolution of the board of directors). If any conversion of Convertible Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock that the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled; provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

         SECTION 6.8. Trustee Not Responsible for Determining Conversion Price or Adjustments. Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Convertible Debenture to determine whether any facts exist that may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or whether this supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property that may at any time be issued or delivered upon the conversion of any Convertible Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Convertible Debenture for the purpose of conversion.



                                    ARTICLE 7

                          FORM OF CONVERTIBLE DEBENTURE

         SECTION 7.1. Form of Convertible Debenture. The Convertible Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                    [(FORM OF FACE OF CONVERTIBLE DEBENTURE)]

         [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING - - THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR CONVERTIBLE DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE HOLDER OF THIS DEBENTURE IS ENTITLED TO THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER 1, 1997, AMONG FEDERAL-MOGUL CORPORATION, FEDERAL-MOGUL FINANCING TRUST AND MORGAN STANLEY & CO. INCORPORATED. THE HOLDER OF THIS DEBENTURE AGREES TO BE BOUND BY THE TERMS OF THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM FEDERAL-MOGUL CORPORATION.

         No.          CUSIP NO.

               FEDERAL-MOGUL CORPORATION

         7% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE

         THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1)

REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO FEDERAL-MOGUL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY, UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS INSTITUTIONAL TRUSTEE (OR A SUCCESSOR INSTITUTIONAL TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. EACH PURCHASER OR HOLDER OF THE SECURITY EVIDENCED HEREBY WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT (A) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO PART 4 OF SUBTITLE B OF TITLE 1 OF ERISA OR A PLAN DESCRIBED IN
SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE SECURITY EVIDENCED HEREBY WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 91-38, PTCE 84-14, PTCE 90-1, PTCE 95-60 OR PTCE 96-23.

         Federal-Mogul Corporation, a Michigan corporation (the "COMPANY," which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to The Bank of New York, as Institutional Trustee for Federal-Mogul Financing Trust, or registered assigns, the principal sum set forth on Schedule A hereto on December 1, 2027, and to pay interest on said principal sum from December 1, 1997, or from the most recent interest payment date (each such date, an "INTEREST PAYMENT DATE") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 1, June 1, September 1 and December 1 of each year commencing March 1 , 1998, at the rate of 7% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which Regular Record Date shall be the Business Day prior to that Interest Payment Date unless otherwise provided in the Indenture (provided, that, in the event that this Convertible Debenture is not held solely in book-entry form, the Regular Record Date shall be 15 days prior to that Interest Payment Date). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such record date and may be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Company maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

         The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Convertible Debentures until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Convertible Debentures. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness as provided in the Indenture until all amounts owing on the Convertible Debentures are paid in full. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         The Holder of a Convertible Debenture may be treated as its owner for all purposes.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Convertible Debentures by accepting a Convertible Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Debentures.

         This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed manually or by facsimile.



                                    FEDERAL-MOGUL CORPORATION


                                    By:___________________________
                                            Name:
                                            Title

Attest:


By:_________________________________
         Name:
         Title:

                   [FORM OF CERTIFICATE OF AUTHENTICATION]

                        CERTIFICATE OF AUTHENTICATION

         This is one of the Convertible Debentures of the series of Convertible Debentures described in the within-mentioned Indenture.

Dated:

                                    THE BANK OF NEW YORK,
                                            as Trustee


                                    By______________________
                                      Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]

         This Convertible Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "DEBENTURES"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 1997, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture dated as of December 1, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Convertible Debentures. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture and herein sometimes referred to as the "CONVERTIBLE DEBENTURES."

         Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Convertible Debenture may become due and payable at the principal amount specified on the face hereof together with any interest accrued thereon (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 30 nor more than 60 days notice, without premium or penalty, in whole or in part at any time on or after December 6, 2000 (an "OPTIONAL REDEMPTION") at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "OPTIONAL REDEMPTION PRICE") together with accrued and unpaid interest, including Additional Interest and Compounded Interest to, but excluding, the redemption date. If this Convertible Debenture is redeemed during the period beginning December 6, 2000 and ending November 30, 2001, the Redemption Price shall be 104.9%. The table below shows Redemption Prices for Convertible Debentures redeemed during the 12-month period beginning December 1.

                    YEAR                         REDEMPTION PRICE

                    2001                         104.2%

                    2002                         103.5

                    2003                         102.8

                    2004                         102.1

                    2005                         101.4

                    2006                         100.7

                    2007 and thereafter          100.0

        If Convertible Debentures are redeemed on any March 1, June 1, September 1 or December 1, accrued and unpaid interest shall be payable to Holders on the relevant record date.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

         Notwithstanding the foregoing, the Company may not redeem any Convertible Debentures unless all accrued interest thereon (including Compound Interest) has been paid for all quarterly periods terminating on or prior to the date of notice of redemption.

         If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee;

         In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures of such series; provided, that no such supplemental indenture shall (a) extend the stated maturity of any Debenture of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Debenture of any series or make any change in the subordination provisions that adversely affects the rights of any Holders of any Debenture of any series, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage in aggregate principal amount of Debentures of such series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture of any series then outstanding and affected thereby. In addition, the Company and the Trustee may execute, without the consent of any Holder of any Debenture, any supplemental indenture to cure any ambiguities, to comply with the Trust Indenture Act and for certain other customary purposes, subject to certain exceptions. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Debentures of such series; provided, that a failure to convert any Debentures of such series in accordance with its terms may only be waived by the Holders affected thereby. Any such consent or waiver by the Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

         Notwithstanding any provision of the Indenture nor any provision of this Convertible Debenture, but subject to Article 13 of the Base Indenture, the Holder of this Convertible Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and, subject to Section 2.03 of the Base Indenture, interest on this Convertible Debenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         As long as an Event of Default under Section 4.01(a) of the Indenture shall not have occurred and be continuing, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "EXTENSION PERIOD"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the Holder hereof on the Debenture Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Debenture Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Holder of any Convertible Debenture has the right, exercisable at any time beginning 90 days following the latest date of original issuance of any Convertible Preferred Securities through the close of business (New York time) on the Business Day before December 1, 2027 (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of 0.9709 shares of Common Stock for each $50 in principal amount of Convertible Debentures (equivalent to a Conversion Price of $51.50 per share of Common Stock), subject to adjustment under certain circumstances.

         To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the

Conversion Agent and (d) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if a Notice of Conversion is delivered on or after a Regular Record Date and prior to the related Interest Payment Date, the interest installment payable on such Interest Payment Date shall be payable to the Holder of record at the close of business on such Regular Record Date, despite such conversion, and when surrendered for conversion, such Convertible Debenture (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a Redemption Date occurring after such Regular Record Date and on or prior to such Interest Payment Date) must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date. However, if a Redemption Date falls between a record date and the subsequent Interest Payment Date, the Holder will be entitled to receive, on such Redemption Date, the interest accrued to, but excluding, the Redemption Date. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debenture converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

         This Global Debenture is exchangeable for Convertible Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Convertible Debentures of this series so issued are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures of this series are exchangeable for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Convertible Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                                  [FORM OF ELECTION TO CONVERT]

                                       ELECTION TO CONVERT

         To: Federal-Mogul Corporation

         The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of Federal-Mogul Corporation in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Date:              ,

         In whole portions of Convertible Debenture to be converted ($50 or integral multiples-thereof):$


                          Signature (for conversion only)
                          Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

                                   ______________________________________
                                   ______________________________________
                                   ______________________________________
                                   Signature Guarantee:(1)


______________
         (1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

         [FORM OF ASSIGNMENT FOR CONVERTIBLE DEBENTURES THAT ARE NOT GLOBAL DEBENTURES]

         ASSIGNMENT



         For value received ___________________ hereby sell(s), assign(s) and transfer(s) unto __________________________ (Please insert name, address, zip code and Social security or other taxpayer identification number of assignee) the within Security and hereby irrevocably constitutes and appoints ______________ attorney to transfer the said Convertible Debenture on the books of the Company, with full power of substitution in the premises.

         In connection with any transfer of the within Convertible Debenture occurring prior to the Transfer Restriction Termination Date, the undersigned confirms that such Security is being transferred:

       / /     To Federal-Mogul Corporation or a subsidiary thereof; or

       / /     Pursuant to and in compliance with Rule 144A under the
             Securities Act of 1933, as amended; or

       / /     Pursuant to and in compliance with Regulation S under the
             Securities Act of 1933, as amended; or

       / /     Pursuant to and in compliance with Rule 144 under the Securities
             Act of 1933, as amended;

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Convertible Debentures evidenced by the certificate in the name of any person other than the registered Holder thereof; provided, however, that if the third or fourth box above is checked, the Trustee may require, prior to registering any such transfer of the Convertible Debentures, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by rule 144 under such Act.

         Unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "AFFILIATE" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

       / /     The transferee is an Affiliate of the Company.

Dated:  __________________________

                                                    ___________________________

                                                    ___________________________
                                                           Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.

_________________________
 Signature Guarantee


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.

                          [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL
                       DEBENTURES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

Schedule A

Changes to Principal Amount of Global Debentures

         The initial principal amount of this Global Debenture shall be $[ ]. The following increases or decreases in the principal amount of this Global Debenture have been made:


DATE               PRINCIPAL AMOUNT OF             REMAINING PRINCIPAL           SIGNATURE
                   SECURITIES BY WHICH             AMOUNT OF THIS                OF
                   THIS GLOBAL DEBENTURE           GLOBAL DEBENTURE              AUTHORIZED
                   IS TO BE REDUCED OR                                           OFFICIAL OF
                   INCREASED, AND REASON                                         THE TRUSTEE
                   FOR REDUCTION OR
                   INCREASE
--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -

--------          --------------------             ------------------            ---------
                                                   -


DATE               PRINCIPAL AMOUNT OF             REMAINING PRINCIPAL           SIGNATURE
                   SECURITIES BY WHICH             AMOUNT OF THIS                OF
                   THIS GLOBAL DEBENTURE           GLOBAL DEBENTURE              AUTHORIZED
                   IS TO BE REDUCED OR                                           OFFICIAL OF
                   INCREASED, AND REASON                                         THE TRUSTEE
                   FOR REDUCTION OR
                   INCREASE
--------          --------------------             ------------------            ---------


ARTICLE 8

ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

         SECTION 8.1. Original Issue of Convertible Debentures. Convertible Debentures in the aggregate principal amount of up to the sum of (a) $515,463,950 and (b) such aggregate principal amount (which may not exceed $77,319,600 aggregate principal amount) of Convertible Debentures as shall be purchased by the Trust pursuant to an over-allotment option in accordance with the terms of the Purchase Agreement may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Convertible Debentures to or upon the written order of the Company, signed by its Chairman, its Executive Vice President, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.



ARTICLE 9

MISCELLANEOUS

         SECTION 9.1. Ratification of Indenture; First Supplemental Indenture Controls. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

         SECTION 9.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 9.3. Governing Law. This First Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

         SECTION 9.4. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Convertible Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Convertible Debentures, but this First Supplemental Indenture and the Convertible Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         SECTION 9.5. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.



                                    FEDERAL-MOGUL CORPORATION


                                    By___________________________
                                            Name:
                                            Title:


                                    THE BANK OF NEW YORK,
                                            as Trustee


                                    By___________________________
                                            Name:
                                            Title: